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                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY


                     GRANTORS PLEDGE AND SECURITY AGREEMENT
                           FOR CMS ENERGY CORPORATION


         THIS PLEDGE AND SECURITY AGREEMENT (the "Security Agreement"), dated as of July 12, 2002, is made by CMS ENTERPRISES COMPANY, CMS GENERATION CO., CMS GAS TRANSMISSION COMPANY, CMS CAPITAL, L.L.C., CMS ELECTRIC AND GAS COMPANY, CMS OIL AND GAS COMPANY, CMS MARKETING, SERVICES AND TRADING COMPANY, CMS INTERNATIONAL VENTURES, L.L.C., CMS GENERATION MICHIGAN POWER L.L.C., DEARBORN INDUSTRIAL ENERGY, L.L.C., DEARBORN INDUSTRIAL GENERATION, L.L.C., CMS FIELD SERVICES, INC., CMS GAS PROCESSING, L.L.C. and CMS NATURAL GAS GATHERING, L.L.C. (each a "Grantor" and collectively, the "Grantors"), to CITICORP USA, INC. ("CUSA"), as Collateral Agent (the "Collateral Agent") for the lenders (the "Lenders") parties to the Credit Agreements (as hereinafter defined).

                             PRELIMINARY STATEMENTS

           (1) Barclays Bank PLC, as Administrative Agent, CUSA, as Collateral Agent, and the Lenders have entered into two Amended and Restated Credit Agreements, each dated as of July 12, 2002, one (the "Short Term Credit Agreement") maturing March 31, 2003 and the other (the "Long Term Credit Agreement") maturing December 15, 2003 (the Short Term Credit Agreement and the Long Term Credit Agreement, as they may hereafter be amended or otherwise modified from time to time, being referred to herein collectively as the "Credit Agreements", the terms defined therein and not otherwise defined herein being used herein as therein defined), with CMS Energy Corporation (the "Borrower").

           (2) Each Grantor is the owner of the Collateral described in Exhibit "A" hereto and listed under such Grantor's name.

           (3) It is a condition precedent to the effectiveness of the Credit Agreements that the Grantors shall have made the pledge contemplated by this Agreement.

           NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Extensions of Credit under the Credit Agreements, each Grantor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Lenders, as follows:

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                                   ARTICLE I

                                   DEFINITIONS

         1.1. Terms Defined in Credit Agreements. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreements.

         1.2. Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

         1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statements, the following terms shall have the following meanings:

         "Accounts" shall have the meaning set forth in Article 9 of the New York UCC.

         "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

         "Collateral" means all Accounts and Instruments payable to any Grantor by the Borrower or Enterprises or any of Enterprises' Subsidiaries (including, without limitation, the Instruments described on Exhibit "A"), the Investment Property described on Exhibit "A" and General Intangibles constituting payment obligations of the Borrower or Enterprises or any of Enterprises' Subsidiaries to any Grantor and General Intangibles constituting the applicable Grantor's right, title and interest in any limited liability company or partnership described on Exhibit "A" in which such Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights) and products thereof, together with records related thereto.

         "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

         "Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Event of Default" means an event described in Section 5.1.

         "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

         "General Intangibles" shall have the meaning set forth in Article 9 of the New York UCC.

         "Instruments" shall have the meaning set forth in Article 9 of the New York UCC.



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         "Investment Property" shall have the meaning set forth in Article 9 of the New York UCC.

         "Lenders" means the lenders party to either of the Credit Agreements and their successors and assigns.

         "New York UCC" means the New York Uniform Commercial Code as in effect from time to time.

         "Obligations" means any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all reasonable and reimbursable fees, costs and expenses incurred by the Collateral Agent or the Lenders in connection with the preparation, administration, collection or enforcement thereof), of the Grantors to the Collateral Agent or any Lender, arising under or pursuant to this Security Agreement, or of the Borrower under either of the Credit Agreements or any other Loan Document.

         "Permitted Liens" means the Liens permitted to be created, incurred or assumed or otherwise to exist pursuant to Section 8.02(a) of each of the Credit Agreements.

         "Required Secured Parties" means, Lenders holding in the aggregate at least fifty-one percent (51%) of the aggregate of the Commitments under the Credit Agreements, or if the Commitments have terminated the unpaid principal amount of outstanding Debt under the Credit Agreements.

         "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

         "Security" has the meaning set forth in Article 8 of the New York UCC.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

         2.1. Each of the Grantors hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of



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such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Obligations, which security interest shall be junior and subordinate to the security interest granted by the Grantors in the Collateral to secure payment of the indebtedness and obligations of Enterprises under the Enterprises Credit Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Grantors represents and warrants to the Collateral Agent and the Lenders that:

         3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Liens), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit "B", the Collateral Agent will have a fully perfected security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing.

         3.2. Conflicting Laws and Contracts. The execution, delivery and performance by such Grantor of this Security Agreement (i) are within such Grantor's powers, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of such Grantor (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws (or other comparable constitutive documents) of such Grantor or of law, (C) violate any legal restriction binding on or affecting such Grantor, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Grantor is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents as defined in each of the Credit Agreements and the Enterprises Credit Agreement) upon or with respect to any of its properties.

         3.3. Type and Jurisdiction of Organization. Each of CMS Enterprises Company, CMS Generation Co., CMS Gas Transmission Company, CMS Electric and Gas Company, CMS Oil and Gas Company, CMS Marketing, Services and Trading Company and CMS Field Services, Inc. is a corporation organized under the laws of the State of Michigan. Each of CMS Capital, L.L.C., CMS International Ventures, L.L.C.,



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CMS Generation Michigan Power L.L.C., Dearborn Industrial Energy, L.L.C., and
Dearborn Industrial Generation, L.L.C. is a limited liability company organized under the laws of the State of Michigan. Each of CMS Gas Processing, L.L.C. and CMS Natural Gas Gathering, L.L.C. is a limited liability company organized under the laws of the State of Oklahoma.

         3.4. Pledged Securities and Other Investment Property. Exhibit "A" sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Collateral Agent. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit "A" as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Lenders hereunder, the Lien to secure payment of the indebtedness under the Enterprises Credit Agreement and other Permitted Liens. Each Grantor further represents and warrants that (i) all such Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company and in which such Grantor is granting a security interest pursuant to this Security Agreement have been (to the extent such concepts are relevant with respect to such Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated on Exhibit "A" hereto and (ii) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company and in which such Grantor is granting a security interest pursuant to this Security Agreement, either such certificates are Securities as defined in Article 8 of the New York UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible.

                                   ARTICLE IV

                                    COVENANTS

         From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

         4.1. General.

                  4.1.1 Inspection. Each Grantor will permit the Collateral Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor's officers and employees all at such reasonable times and intervals as the Collateral Agent or such Lender may determine.

                  4.1.2 Records and Reports. Each Grantor will maintain complete and accurate books and records with respect to the Collateral owned by such Grantor, and



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furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Collateral Agent shall from time to time reasonably request.

                  4.1.3 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

                  4.1.4 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will preserve its existence, not change its state of organization, and not change its mailing address, unless, in each such case, such Grantor shall have given the Collateral Agent not less than 10 days' prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral owned by such Grantor, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent's security interest in the Collateral owned by such Grantor.

         4.2. Instruments and Securities. Each Grantor will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Securities constituting Collateral owned by such Grantor (if any then exist), (ii) deliver to the Collateral Agent within thirty days after execution of this Security Agreement the originals of all Instruments constituting Collateral owned by such Grantor (if any then exist) and (iii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any additional Securities and Instruments constituting Collateral owned by such Grantor.

         4.3. Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with



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the Collateral Agent in form and substance reasonably satisfactory to the
Collateral Agent.

         4.4. Stock and Other Ownership Interests. Each Grantor will permit any registerable Collateral owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Required Secured Parties following the occurrence and during the continuance of an Event of Default.

         4.5. Voting Rights and Dividends

                  4.5.1 Rights Prior to Default. So long as no Event of Default, and no Default under Section 9.01(f) of the Credit Agreements, shall have occurred and be continuing:

                  (i) Until the Collateral Agent shall have notified each Grantor in writing to the contrary, such Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or either of the Credit Agreements; provided, however, that each Grantor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral.

                  (ii) Each Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral owned by such Grantor, provided, however, that any and all (a) dividends and interest paid or payable other than in cash in respect of, and securities, instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral, and (b) dividends, interest and other distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement or assignment).

                  (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i), above, and to receive the dividends and interest which it is authorized to receive and retain pursuant to paragraph (ii), above.

                  4.5.2 Rights During Default. Upon the occurrence and during the continuance of a Default under Section 9.01(f) of the Credit Agreements or an Event of Default:



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                  (i) Upon written notice to such Grantor by the Collateral
         Agent, all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.5.1(i) and to receive the dividends and interest which it would otherwise be authorized to receive and retain pursuant to Section 4.5.1(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends and interest.

                  (ii) All dividends and interest and other property which are received by any Grantor contrary to the provisions of paragraph (i) of this Section 4.5.2 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

                                   ARTICLE V

                                     DEFAULT

         5.1. Default. The occurrence of any "Event of Default" under, and as defined in, either of the Credit Agreements shall constitute an Event of Default hereunder.

         5.2. Acceleration and Remedies. Upon the acceleration of the Obligations under either of the Credit Agreements pursuant to Section 9.02 thereof, the Collateral Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

                  5.2.1 Those rights and remedies provided in this Security Agreement, the Credit Agreements, or any other Loan Document, provided that this
Section 5.2.1 shall not be understood to limit any rights or remedies available to the Collateral Agent and the Lenders prior to an Event of Default.

                  5.2.2 Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

                  5.2.3 Without notice except as specifically provided herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.



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The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

         5.3. Standstill. Notwithstanding the foregoing provisions of Sections
5.1 and 5.2, the Collateral Agent shall take no action to enforce the security interests granted pursuant to this Security Agreement until the earlier of the date on which (i) the Enterprises Credit Agreement has been repaid in full and the commitments thereunder have expired or terminated and (ii) the Obligations under the Enterprises Credit Agreement have been accelerated pursuant to Section
9.02 thereof.

                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

         6.1. No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 11.01 of either of the Credit Agreements and each Grantor, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE VII

               RIGHTS OF CONTRIBUTION WITH RESPECT TO OBLIGATIONS

         7.1. Rights of Contribution. To the extent that any payment is made on the Obligations by or on behalf of any Guarantor or Grantor (each, an "Obligor") under or pursuant to the Guaranty or this Security Agreement (an "Obligor Payment") which, taking into account all other Obligor Payments then previously or concurrently made by any other Obligor, exceeds the amount which otherwise would have been paid by or attributable to such Obligor if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion as such Obligor's "Allocable Amount" (as defined below) (as determined immediately prior to such Obligor Payment) bore to the aggregate Allocable Amounts of each of the Obligors as determined immediately prior to the making of such Obligor Payment, then, following payment in full in cash of the Obligations and the termination or expiration of all Commitments, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Obligor Payment.



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         7.2. Allocable Amount. As of any date of determination, the "Allocable
Amount" of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor with respect to the Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         7.3. Rights Among Obligors. This Section 7.3 is intended only to define the relative rights of the Obligors, and nothing set forth in this Section 7.3 is intended to or shall impair the obligations of the Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Guaranty or this Security Agreement.

         7.4. Rights as Assets. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Obligors to which such contribution and indemnification is owing.

         7.5. Rights Deferred. The rights of the indemnifying Obligors against other Obligors with respect to any payments on the Obligations shall be exercisable upon the full payment of the Obligations in cash and the termination or expiry of the Commitments.

                                  ARTICLE VIII

                   SUBORDINATION OF INTERCOMPANY INDEBTEDNESS

         8.1. Each Grantor agrees that any and all claims of such Grantor against any other Loan Party with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and to the obligations of Enterprises under the Enterprises Credit Agreement. If all or any part of the assets of any Loan Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Loan Party is dissolved or if substantially all of the assets of any such Loan Party are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Loan Party to any Grantor ("Intercompany Indebtedness") shall be paid or delivered directly to the Collateral Agent for application to the obligations of Enterprises under the Enterprises Credit Agreement, whether matured or unmatured, and, after the Enterprises Credit Agreement is repaid in full, to the Obligations,



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whether matured or unmatured, under the Short Term Credit Agreement, and, after the Short Term Credit Agreement has been repaid in full, to the Obligations, whether matured or unmatured, under the Long Term Credit Agreement. Should any payment, distribution, security or instrument or proceeds thereof be received by any Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Obligations and the termination or expiration of all Commitments of the Lenders, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Obligor where necessary), for application to the obligations of Enterprises under the Enterprises Credit Agreement, whether matured or unmatured, and, after the Enterprises Credit Agreement is repaid in full, to the Obligations, whether matured or unmatured, under the Short Term Credit Agreement, and, after the Short Term Credit Agreement has been repaid in full, to the Obligations, whether matured or unmatured, under the Long Term Credit Agreement, and, until so delivered, the same shall be held in trust by such Grantor as the property of the Lenders.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Secured Party Performance of Grantor's Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 9.1. Each Grantor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

         9.2. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable solely to give the Collateral Agent Control over such Securities or other Investment Property, (ii) following the occurrence and during the continuance of an Event of Default, to enforce payment of the Instruments and Accounts which are Collateral in the name of the Collateral Agent or such Grantor, (iii) following the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations and (iv) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreements.



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         9.3. Benefit of Agreement. The terms and provisions of this Security
Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.

         9.4. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

         9.5. Taxes and Expenses. Any stamp, documentary or (to the extent provided in the Credit Agreements) withholding taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

         9.6. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

         9.7. CHOICE OF LAW. SUBMISSION TO JURISDICTION. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). EACH OF THE GRANTORS AND THE COLLATERAL AGENT (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. EACH OF THE GRANTORS

AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR THE LENDERS. EACH GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         9.8. Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent and its successors, assigns, agents and employees (each, an "indemnified party"), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the ownership, delivery, possession, or other disposition of any Collateral except to the extent that such liabilities, damages, penalties, costs or expenses were caused by the gross negligence or willful misconduct of such indemnified party.

         9.9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to any Grantors, c/o CMS Enterprises Company at its address at Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126, Attention: General Counsel, and if to the Collateral Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective five days after when deposited in the mails, or when telecopied.

         9.10. Continuing Security Interest; Assignments under Credit Agreements. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earlier to occur of (x) the payment in full of all Obligations of the Borrower now or hereafter existing under the Credit Agreements, whether for principal, interest, fees, expenses or otherwise, and all other amounts payable under this Security Agreement, and the expiration or termination of the Commitments and (y) the release by the Lenders of their Lien on all of the Collateral, (ii) be binding upon the Grantors, their respective successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under either of the Credit Agreements (including, without limitation, all or any portion of its Commitment, the Loans owing to it and any Promissory Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however to the provisions of Sections 10.03 and 11.07 of the applicable Credit Agreement. Upon the earlier to occur of (A) the payment in full of all Obligations of the Borrower now or hereafter existing under the Credit Agreements, whether for principal, interest, fees, expenses or otherwise, and all other amounts payable under this Security Agreement, and the expiration or termination of the Commitments and (B) the release by the Lenders of their Lien on all of the Collateral, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. In addition, the Collateral Agent shall release any Collateral as permitted or required pursuant to Section 10.03 of the Credit Agreements. Upon any such termination, the Collateral Agent will, at the Grantors' expense, return to the Grantors such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantors such documents as any Grantor shall reasonably request to evidence such termination.

         9.11. WAIVER OF JURY TRIAL. THE GRANTORS AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.


CMS ENTERPRISES COMPANY                               CMS GENERATION CO.

By: /s/ Alan M. Wright                                By: /s/ Michael D. VanHemert
   ------------------------------                        -----------------------------
     Alan M. Wright                                        Michael D. VanHemert
Its: Executive Vice President,                        Its: Vice President and
Chief Financial Officer &                                  Secretary
Chief Administrative Officer


CMS GAS TRANSMISSION COMPANY                          CMS CAPITAL,  L.L.C.

By: /s/  Carol Isles                                  By: /s/ Alan M. Wright
   ------------------------------                        -----------------------------
     Carol Isles                                           Alan M. Wright
Its: Vice President and                               Its: President and
     Controller                                            Chief Executive Officer


CMS ELECTRIC AND GAS COMPANY                          CMS OIL AND GAS COMPANY

By: /s/ Alan M. Wright                                By: /s/ Michael D. VanHemert
   ------------------------------                        -----------------------------
     Alan M. Wright                                        Michael D. VanHemert
Its: Vice President                                   Its: Vice President and
                                                           Secretary


CMS MARKETING, SERVICES AND TRADING COMPANY           CMS INTERNATIONAL VENTURES, L.L.C.

By: /s/ Laura L. Mountcastle                          By: /s/ Michael D. VanHemert
   ------------------------------                        -----------------------------
     Laura L. Mountcastle                                  Michael D. VanHemert
Its: Vice President and Treasurer                     Its: Vice President and Secretary


CMS GENERATION MICHIGAN POWER L.L.C.                  DEARBORN INDUSTRIAL ENERGY, LLC

By: /s/ Thomas W. Elward                              By: /s/ Thomas W. Elward
   ------------------------------                        -----------------------------
     Thomas W. Elward                                      Thomas W. Elward
Its: President                                        Its: President


DEARBORN INDUSTRIAL GENERATION, L.L.C.                CMS FIELD SERVICES, INC.

By: /s/ Thomas W. Elward                              By: /s/ Michael D. VanHemert
   ------------------------------                        -----------------------------
     Thomas W. Elward                                      Michael D. VanHemert
Its: President                                        Its: Vice President and Secretary


CMS GAS PROCESSING, L.L.C.                            CMS NATURAL GAS GATHERING, L.L.C.

By: /s/ Michael D. VanHemert                          By: /s/ Michael D. VanHemert
   ------------------------------                        -----------------------------
     Michael D. VanHemert                                  Michael D. VanHemert
Its: Vice President and Secretary of                  Its: Vice President and Secretary of
CMS Field Services, Inc.                              CMS Field Services, Inc.
Its Sole Member                                       Its Sole Member



AGREED AND ACKNOWLEDGED:

CITICORP USA, INC., as Collateral Agent


By:   /s/ Dale R. Goncher
      --------------------------------
      Dale R. Goncher
      Title: Director

                                   EXHIBIT "A"

                           List of Pledged Securities
                     (See Section 3.4 of Security Agreement)

                                       STOCK OWNED BY CMS ENTERPRISES COMPANY:

                                                    Certificate            Number                 Percentage
                  Issuer                               Number             of Shares           Ownership Interest
------------------------------------------------   -------------     ------------------     ----------------------
CMS Generation Co.                                       21                  10                       100%
CMS Gas Transmission Company (f/k/a CMS Gas               1                  170                      100%
Transmission and Storage Company)
CMS Electric and Gas Company                              1                  10                       100%
CMS Oil and Gas Company (f/k/a Northern Michigan         36              20,000,000                   100%
Exploration Company)
CMS Marketing, Services and Trading Company               1                  10                       100%

                  INSTRUMENTS OWNED BY CMS ENTERPRISES COMPANY:

Obligor                     Amount                    Interest Rate             Maturity
-------                     ------                    -------------             --------
None

      GENERAL INTANGIBLES AND OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED) OWNED BY CMS ENTERPRISES COMPANY:

                                                                                      Percentage
                                                                                      Ownership
Issuer                             Description of Collateral                           Interest
------                             -------------------------                          ----------
CMS Capital LLC                    Limited liability company interests                   100%
CMS International Ventures,        Limited liability company interests                  66.7%
L.L.C.

                           List of Pledged Securities
                     (See Section 3.4 of Security Agreement)

                       STOCK OWNED BY CMS GENERATION CO.:

Issuer                      Certificate Number        Number of Shares          Percentage Ownership Interest
------                      ------------------        ----------------          -----------------------------
None


                    INSTRUMENTS OWNED BY CMS GENERATION CO.:

Obligor                     Amount                    Interest Rate             Maturity
-------                     ------                    -------------             --------
None

      GENERAL INTANGIBLES AND OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
         (CERTIFICATED AND UNCERTIFICATED) OWNED BY CMS GENERATION CO.:

                                                                                                 Percentage
                                                                                                 Ownership
Issuer                                     Description of Collateral                             Interest
------                                     -------------------------                             --------
CMS International Ventures, L.L.C.         Limited liability company interests                    33.3%
Dearborn Industrial Energy, LLC            Limited liability company interests                    100%
CMS General Michigan Power L.L.C.          Limited liability company interests                    100%

                           List of Pledged Securities
                     (See Section 3.4 of Security Agreement)


                 STOCK OWNED BY DEARBORN INDUSTRIAL ENERGY, LLC:

Issuer                      Certificate Number        Number of Shares          Percentage Ownership Interest
------                      ------------------        ----------------          -----------------------------
None

              INSTRUMENTS OWNED BY DEARBORN INDUSTRIAL ENERGY, LLC:

Obligor                     Amount                    Interest Rate             Maturity
-------                     ------                    -------------             --------
None

      GENERAL INTANGIBLES AND OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED) OWNED BY DEARBORN INDUSTRIAL ENERGY, LLC:

                                                                                                Percentage
                                                                                                Ownership
Issuer                                              Description of Collateral                   Interest
------                                              -------------------------                   ---------
Dearborn Industrial Generation, L.L.C.              Limited liability company interests           100%

                           List of Pledged Securities
                     (See Section 3.4 of Security Agreement)

                  STOCK OWNED BY CMS GAS TRANSMISSION COMPANY:

                                                                                                     Percentage
                                                             Certificate         Number of            Ownership
                        Issuer                                  Number            Shares              Interest
                        ------                               -----------         ---------           ----------
CMS Field Services Inc. (f/k/a CMS continental natural             1                 10                 100%
Gas, Inc.)
Panhandle Eastern Pipeline Company                                 4               1,000                100%

               INSTRUMENTS OWNED BY CMS GAS TRANSMISSION COMPANY:

Obligor                     Amount                    Interest Rate             Maturity
-------                     ------                    -------------             --------
None

      GENERAL INTANGIBLES AND OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED) OWNED BY CMS GAS TRANSMISSION COMPANY:

Issuer                   Description of Collateral                          Percentage Ownership Interest
------                   -------------------------                          -----------------------------
None

                           List of Pledged Securities
                     (See Section 3.4 of Security Agreement)

                    STOCK OWNED BY CMS FIELD SERVICES, INC.:

Issuer                      Certificate Number        Number of Shares          Percentage Ownership Interest
------                      ------------------        ----------------          -----------------------------
None

                 INSTRUMENTS OWNED BY CMS FIELD SERVICES, INC.:

Obligor                     Amount                    Interest Rate             Maturity
-------                     ------                    -------------             --------
None

      GENERAL INTANGIBLES AND OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED) OWNED BY CMS FIELD SERVICES, INC.:

                                                                                                  Percentage
                                                                                                  Ownership
Issuer                                                     Description of Collateral               Interest
------                                                     -------------------------              ----------
CMS Gas Processing, L.L.C.                                 Limited liability company interests      100%
CMS Natural Gas Gathering, L.L.C.                          Limited liability company interests      100%

                                   EXHIBIT "B"
                     (See Section 3.1 of Security Agreement)

              OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED



A. FOR ALL GRANTORS OTHER THAN CMS GAS PROCESSING, L.L.C. AND CMS NATURAL GAS GATHERING, L.L.C.

                  Secretary of State of Michigan

B. FOR CMS GAS PROCESSING, L.L.C. AND CMS NATURAL GAS GATHERING, L.L.C.

                  Clerk of Oklahoma County, Oklahoma